UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 24, 2010

OMNIVISION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29939	77-0401990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4275 Burton Drive

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 567-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Profit Sharing/Bonus Plan

On May 24, 2010, the Compensation Committee of the board of directors of OmniVision Technologies, Inc. (“OmniVision”) approved the payment of cash bonuses under OmniVision’s Executive Officer Profit Sharing/Bonus Plan (the “Plan”) for the fiscal quarter ended April 30, 2010.  The bonuses are consistent with the terms of the Plan and will be paid to certain executive officers of OmniVision.  The following is a list of the “named executive officers” (as such term is defined by the rules of the Securities and Exchange Commission) that will be receiving a bonus payment under the Plan:

Name of Officer	Cash Bonus Amount
Shaw Hong	$22,000
Anson Chan	$12,000
Y. Vicky Chou	$18,000
Bruce Weyer	$10,000

Executive Base Salaries

On May 24, 2010, the Compensation Committee approved annual base salaries for certain executive officers of OmniVision, including the following “named executive officers” of OmniVision:

Name of Officer	New Annual Base Salary	Effective Date
Shaw Hong	$540,000	7/1/2010
Anson Chan	$300,000	7/1/2010
Vicky Chou	$330,000	7/1/2010
Bruce Weyer	$300,000	7/1/2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNIVISION TECHNOLOGIES, INC.

	By:	/s/ Shaw Hong
Shaw Hong
President and Chief Executive Officer

Date: May 28, 2010